UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 29, 2021 (April 26, 2021)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)
Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 26, 2021, Clarivate Plc (the “Company”) concluded that the financial statements previously issued as of and for the years ended December 31, 2020 and 2019 and the quarterly periods ended September 30, 2020, June 30, 2020, March 31, 2020, September 30, 2019 and June 30, 2019 should no longer be relied upon because of an error in such financial statements addressed in FASB ASC Topic 250, Accounting Changes and Error Corrections.

The error relates to the treatment under U.S. generally accepted accounting principles (“GAAP”) of certain warrants for the purchase of the Company’s ordinary shares, which warrants were initially issued by Churchill Capital Corp, a special purpose acquisition company or “SPAC” with which the Company consummated a business combination transaction in May 2019. In the affected financial statements, the warrants are incorrectly classified as equity of the Company.

On April 12, 2021, the Acting Director of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) and the SEC’s Acting Chief Accountant issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”). The SEC staff statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC staff statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

Following consideration of the guidance in the SEC staff statement, the Company concluded that certain of its warrants should have been classified as liabilities measured at fair value in the affected financial statements, with changes in fair value each period reported in earnings. The Company is in the process of preparing an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 in order to provide restated financial statements and applicable footnote disclosures, restated quarterly financial information and revisions to information provided in Management’s Discussion and Analysis based on the restated financial information, together with management’s assessment of the effectiveness of internal control over financial reporting.

The restated financial information will not impact previously reported GAAP revenues, loss from operations, long-term debt or cash flows from operating activities, or the non-GAAP metrics Adjusted EBITDA, Free Cash Flow or Adjusted Free Cash Flow. The Company anticipates that the restated financial information will affect GAAP benefit (provision) for income taxes, net loss, earnings per share, current liabilities, total liabilities and shareholders’ equity. The Company does not expect the reclassification to have any significant impact on operational performance or debt covenant compliance in future periods.

The audit committee of the Company’s board of directors has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters disclosed in this Item 4.02.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: April 29, 2021	By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Chief Financial Officer